Exhibit 99.1

EMERA AND TECO ENERGY FILE SETTLEMENT AGREEMENT IN NEW MEXICO

Agreement provides significant economic benefits to New Mexico communities, customers

HALIFAX, Nova Scotia and TAMPA, Florida, April 11, 2016 - Emera Inc. (“Emera”) (TSX: EMA) and TECO Energy, Inc. (“TECO Energy”) (NYSE:TE) today filed with the New Mexico Public Regulation Commission (“NMPRC”) an unopposed Stipulation Agreement (“Stipulation”) reflecting a settlement (“Settlement”) reached with intervening parties in the acquisition case currently pending before the NMPRC for approval of Emera’s proposed acquisition of TECO Energy and the indirect acquisition of New Mexico Gas Co.

“The parties have worked together to develop a Settlement that provides significant benefits to New Mexico Gas Co. customers and to communities across New Mexico,” said Chris Huskilson, President and CEO of Emera Inc. “We thank all the parties involved for their diligence over the last several months, and we look forward to working through the important remaining steps in the New Mexico regulatory process.”

In the Stipulation, the parties state that they believe the Settlement is in the public interest and have recommended approval to the NMPRC. Amongst other elements, the Stipulation lays out a number of Emera’s commitments including to honour the commitments made by TECO in the 2014 acquisition case, invest in the expansion of the natural gas system to underserved communities and the Mexican border, and provide resources to support certain economic growth projects and programs.

The Stipulation filed with the NMPRC can be found at https://www.nmgco.com/regulatory_filings.aspx or on the NMPRC’s website at www.nmprc.state.nm.us (Case No. 15-00327-UT). The Stipulation is subject to review and approval by the NMPRC. The NMPRC hearing to consider the Acquisition is scheduled to begin on May 23, 2016.

The Settlement is another key milestone toward approval of Emera’s acquisition of TECO Energy. The acquisition received TECO Energy shareholder approval in December 2015, approval from the Federal Energy Regulatory Commission in January 2016, the expiration of Hart-Scott-Rodino waiting period in February 2016 and CFIUS clearance in March 2016. The closing of the acquisition remains subject to certain other regulatory and government approvals, including approval by the NMPRC and the satisfaction of customary closing conditions. The TECO Energy acquisition remains on track to close in mid-2016.

About TECO Energy, Inc.

TECO Energy Inc. (NYSE:TE) is an energy-related holding company with regulated electric and gas utilities in Florida and New Mexico. Tampa Electric serves nearly 725,000 customers in West Central Florida; Peoples Gas serves nearly 365,000 customers across Florida; and New Mexico Gas Co. serves more than 515,000 customers across New Mexico.

About Emera Inc.

Emera Inc. is a geographically diverse energy and services company headquartered in Halifax, Nova Scotia with approximately $12 billion in assets and 2015 revenues of $2.79 billion. The company invests in electricity generation, transmission and distribution, as well as gas transmission and utility energy services with a strategic focus on transformation from high carbon to low carbon energy sources. Emera has investments throughout northeastern North America, and in four Caribbean countries. Emera continues to target having 75-85% of its adjusted earnings come from rate-regulated businesses. Emera common and preferred shares are listed on the Toronto Stock Exchange and trade respectively under the symbol EMA, EMA.PR.A, EMA.PR.B, EMA.PR.C, EMA.PR.E, and EMA.PR.F and the instalment receipts are listed and trade under the symbol EMA.IR. Depositary receipts representing common shares of Emera are listed on the Barbados Stock Exchange under the symbol EMABDR. Additional Information can be accessed at www.emera.com or at www.sedar.com.

Forward Looking Information

This news release contains forward-looking information within the meaning of applicable securities laws with respect to, among other things, the completion of the acquisition of TECO Energy. Important factors that could cause actual performance and results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to the following: (i) the risk that TECO Energy and Emera may be unable to obtain governmental and regulatory approvals required for the proposed acquisition; (ii) the risk that other conditions to the closing of the proposed acquisition may not be satisfied; and (iii) the timing to consummate the acquisition. There can be no assurance that the proposed acquisition will be completed, or if it is completed, that it will close within the anticipated time period. These factors should be considered carefully, and undue reliance should not be placed on the forward-looking statements. By its nature, forward-looking information requires the use of assumptions and is subject to inherent risks and uncertainties. These statements reflect Emera’s and TECO Energy’s current beliefs and are based on information currently available to them. There is risk that predictions, forecasts, conclusions and projections that constitute forward-looking information will not prove to be accurate, that the assumptions may not be correct and that actual results may differ materially from such forward-looking information. Additional detailed information about these assumptions, risks and uncertainties is included in (i) Emera’s securities regulatory filings, including under the heading “Business Risks and Risk Management” in Emera’s annual Management Discussion and Analysis, and under the heading “Principal Risks and Uncertainties” in the notes to Emera’s annual and interim financial statements which can be found on SEDAR at www.sedar.com and (ii) under the heading “Risk Factors” in TECO Energy’s Annual Report on Form 10-K for the year ended December 31, 2015, as updated in subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, Emera and TECO Energy disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Emera:

Investor Relations:

Scott LaFleur, 902-428-6375

scott.lafleur@emera.com

Media:

Neera Ritcey, 902-222-2683

neera.ritcey@emera.com

TECO Energy:

Investor Relations:

Mark Kane, 813-228-1772

mmkane@tecoenergy.com

Media:

Cherie Jacobs, 813-228-4945

cljacobs@tecoenergy.com

New Mexico Gas Company:

Media:

Teala Kail, 505-363-9983

TFKail@tecoenergy.com